Exhibit 10.1

EXECUTION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December 11, 2022 (the “Agreement Date”), by and among Project CS Parent, LLC, a Delaware limited liability company (“Parent”), Coupa Software Incorporated, a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to herein as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Project CS Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Covered Shares” means, with respect to any Stockholder as of any time of determination, all shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), of which such Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) at such time, including, for the avoidance of doubt, any shares acquired as a result of the vesting, settlement or exercise of any Company Equity Awards.

1.2. “Expiration Time” shall mean the earlier to occur of (a) the time that the Company Shareholder Approval has been obtained, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, (c) the occurrence of an Adverse Recommendation Change and (d) any amendment of any term or provision of the original Merger Agreement, dated as of the Agreement Date, that (A) reduces the Merger Consideration or changes the form of consideration payable to the stockholders of the Company pursuant to Section 2.01(c) of Merger Agreement, (B) imposes additional conditions to the consummation of the Merger or (C) is materially adverse to any of the Stockholders in their capacity as such, in any such case without such Stockholder’s prior consent.

1.3. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b).

2. Agreement to Not Transfer the Covered Shares.

2.1. No Transfer of Covered Shares. Until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.1. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder may Transfer any such Covered Shares (i) to any other Stockholder or any Affiliate of any such Stockholder, (ii) to any family member (including a trust for such family member’s benefit) of such Stockholder, (iii) to any charitable foundation or organization or (iv) pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, established prior to a date hereof, in the case of each of clause (i) through (iii) only, so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.1.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares): (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; and (b) against (i) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Section 6.01 or 6.02 under the Merger Agreement not being satisfied or impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (ii) any Takeover Proposal (clauses (a) and (b), the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

4. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder, a link to which is set forth on Schedule B, with respect to the Merger and the transactions contemplated by the Merger Agreement.

5. New Shares. Each Stockholder agrees that any shares of Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Common Stock that such Stockholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

6. Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect in any respect any actions taken (or actions not taken) by any such Stockholder in his, her or its capacity as a director or officer of the Company or any of its Affiliates from complying with his, her or its fiduciary duties or other legal obligations under applicable Law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1. Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to Bankruptcy and Equity Exception.

7.2. Ownership of the Covered Shares. (a) The Stockholder is with respect to any Covered Shares owned as of the Agreement Date (the “Owned Shares”) and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Covered Shares, free and clear of any and all Liens, other than those (i) created by this Agreement or (ii) arising under applicable securities laws, and (b) the Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Stockholder.

7.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Stockholder or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

7.4. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

8.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

9. Miscellaneous.

9.1. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.2. Certain Adjustments. In the event of any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.3. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

9.4. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.5. Notices. All notices and other communications hereunder must be in writing and must be given in the manner as set forth in Section 8.10 (Notice) of the Merger Agreement, mutatis mutandis, at the following addresses:

a. if to the Stockholder, to the address for notice set forth on Schedule A hereto.

b. if to Parent, to:

Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 91444
Attention: Holden Spaht, Brian Jaffee, Jamie Hutter
Email:

with a copy to (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attention: Theodore A. Peto, P.C., Cole Parker, P.C., Peter Stach
Email:	tpeto@kirkland.com
cole.parker@kirkland.com
peter.stach@kirkland.com

c. if to Company, to:

Coupa Software Incorporated
1855 South Grant Street
San Mateo, CA 94401
Attention:	Legal Department
Email:

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention:	Damien R. Zoubek, Esq.
Jenny Hochenberg, Esq.
Oliver J. Board, Esq.
Email:	damien.zoubek@freshfields.com
jenny.hochenberg@freshfields.com
oliver.board@freshfields.com

9.6. The provisions set forth in Section 8.05 (Counterparts), Section 8.07 (Governing Law; Jurisdiction) and Section 8.11 (Severability) shall apply to this Agreement, mutatis mutandis. The rules of interpretation set forth in Section 8.16 (Interpretation) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

9.7. Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

9.8. Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

9.9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

9.10. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.11. Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

9.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.13. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.13 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

9.14. Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s knowing and intentional breach of any of the covenants set forth in this Agreement prior to the date of termination in accordance with Section 9.10.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

COUPA SOFTWARE INCORPORATED

By:	/s/ Robert Bernstheyn
Name: Robert Bernshteyn
Title: CEO & Chairmam

[Signature Page to Voting Agreement]

PROJECT CS PARENT, LLC

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Voting Agreement]

/s/ Robert Bernshteyn
Robert Bernshteyn

[Signature Page to Voting Agreement]

/s/ Michelle Brennan
Michelle Brennan

THE MICHELLE M BRENNAN REVOCABLE TRUST

By:	/s/ Michelle Brennan
Name: Michelle Brennan
Title: Trustor

[Signature Page to Voting Agreement]

/s/ Kanika Soni
Kanika Soni

[Signature Page to Voting Agreement]

/s/ Roger Siboni
Roger Siboni

[Signature Page to Voting Agreement]

/s/ Henry Tayloe Stansbury
Henry Tayloe Stansbury

[Signature Page to Voting Agreement]

/s/ Scott Thompson
Scott Thompson

[Signature Page to Voting Agreement]

EXECUTION

/s/ Frank Van Veenendaal
Frank Van Veenendaal

VAN VEENENDAAL REVOCABLE TRUST

By:	/s/ Frank Van Veenendaal
Name: Frank Van Veenendaal
Title: Trustee

FRANK VAN VEENENDAAL 2016 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Frank Van Veenendaal
Name: Frank Van Veenendaal
Title: Trustee

LESLIE VAN VEENENDAAL 2016 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Frank Van Veenendaal
Name: Frank Van Veenendaal
Title: Trustee

[Signature Page to Voting Agreement]

Schedule A

Name	Address